                         AGREEMENT OF PURCHASE AND SALE

                             DEFINED TERMS

EFFECTIVE DATE:         April 22, 1996

BUYER: ASPECT TELECOMMUNICATIONS CORPORATION, a California corporation

BUYER'S ADDRESS:        1730 Fox Drive
                        San Jose, California  95131-2312
                        Attn: Mr. Eric Keller
                        Telephone:  (408) 325-2200
                        Facsimile:  (408) 325-2261

SELLER:                 ANTHEM ELECTRONICS, INC., a Delaware corporation

SELLER'S ADDRESS:       1160 Ridder Park Drive
                        San Jose, CA 95131
                        Attn: Mr. Robert S. Throop
                        Telephone:  (408) 453-1200
                        Facsimile:  (408) 441-4500

                        With a Copy to:

                        Mr. Bill Carroll
                        Director of Real Estate
                        Arrow Electronics, Inc.
                        25 Hub Drive
                        Melville, NY  11747

REAL PROPERTY:          Those two (2) certain improved and unimproved real
                        property parcels consisting of respectively, (i)
                        98,353 square feet of improved property and (ii) approximately four (4) acres of unimproved property and both parcels commonly referred to as 1160 Ridder Park
                        Drive, San Jose, California, and more particularly described in Exhibit A hereto.

PURCHASE PRICE:         $10,500,000.00

DEPOSIT:                $250,000.00

DUE DILIGENCE PERIOD:   Sixty (60) days from the Effective Date; provided, the
                        Due Diligence Period may be extended by Buyer for an
                        additional thirty (30) day period by giving Seller
                        written notice of such extension prior
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                        to the expiration of the initial sixty (60) day period.

TITLE COMPANY and
ESCROW HOLDER:          First American Title Insurance Company

SCHEDULED CLOSING DATE:      No later than thirty (30) days following the
                             delivery of the Earnest Money Deposit to the Escrow Holder

CLOSING COST ALLOCATIONS:

  - BUYER:    ALTA SURVEY                100%
              ENVIRONMENTAL AUDIT        100%

  - SELLER:   TITLE INSURANCE (ALTA)     100%
              TRANSFER TAXES             100%
              ESCROW FEES                100%


The foregoing Defined Terms are incorporated by reference into the attached Agreement.

          BUYER (/s/ EK)             AND       SELLER  (/s/ RK) AGREE.
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
                                TABLE OF CONTENTS

                                                                                      Page
1.     Purchase and Sale of Property.................................................  1
       A.          Real Property.....................................................  1
       B.          Personal Property.................................................  1
       C.          Intangible Property...............................................  1

2.     Purchase Price................................................................  2
       A.          Earnest Money Deposit.............................................  2
       B.          Cash at Closing...................................................  2

3.     Seller's Due Diligence Deliveries.  ..........................................  2
       A.          Personal Property.................................................  2
       B.          Service Contracts.................................................  2
       C.          Records, Plans and Surveys........................................  3
       D.          Licenses, Permits and Warranties..................................  3
       E.          Insurance Policies................................................  3
       F.          Real Estate Tax Bills.............................................  3
       G.          Litigation........................................................  3
       H.          Other Material Documents..........................................  3

4.     Conditions Precedent..........................................................  4
       A.          Buyer's Conditions................................................  4
       B.          Seller's Conditions...............................................  5
       C.          Failure or Waiver of Conditions Precedent.........................  6

5.     Close of Escrow...............................................................  6
       A.          Seller's Deliveries into Escrow...................................  6
       B.          Buyer's Deliveries into Escrow....................................  7
       C.          Seller's Deliveries Outside of Escrow.............................  7
       D.          Escrow Holder's Duties............................................  8

6.     Covenants, Representations and Warranties.....................................  8
       A.          Seller's Covenants................................................  8
       B.          Seller's Representations and Warranties...........................  9
       C.          Buyer's Representations and Warranties............................ 11

7.     Closing Adjustments and Prorations............................................ 12
       A.          Closing Costs..................................................... 12
       B.          Real Estate Taxes................................................. 12
       C.          Utilities......................................................... 12
       D.          Calculations for Closing.......................................... 12
       E.          California Withholding Requirement................................ 13

8.     Casualty and Condemnation..................................................... 13
       A.          Material Casualty or Condemnation................................. 13
       B.          Immaterial Casualty or Condemnation............................... 14

                                TABLE OF CONTENTS

                                                                                      Page
9.     Indemnification............................................................... 14

10.    Default by Buyer.............................................................. 14
       A.          Before Delivery of Earnest Money Deposit.......................... 14
       B.          After Delivery of Earnest Money Deposit........................... 14

11.    Default by Seller............................................................. 15

12.    Miscellaneous................................................................. 15
       A.          Leasing Commissions............................................... 15
       B.          Brokerage Commissions............................................. 15
       C.          No Liability...................................................... 16
       D.          Time of the Essence............................................... 16
       E.          Notices........................................................... 16
       F.          Attorneys' Fees................................................... 16
       G.          Successors and Assigns............................................ 16
       H.          Captions.......................................................... 17
       I.          Exhibits.......................................................... 17
       J.          Binding Effect.................................................... 17
       K.          Construction...................................................... 17
       L.          Counterparts...................................................... 17
       M.          Further Assurances................................................ 17
       N.          No Merger......................................................... 17
       O.          Governing Law..................................................... 17
       P.          Confidentiality................................................... 17
       Q.          Entire Agreement.................................................. 18

       EXHIBIT A - GRANT DEED
       EXHIBIT B - BILL OF SALE
       EXHIBIT C - ASSIGNMENT OF INTANGIBLE PROPERTY
       EXHIBIT D - NON-FOREIGN CERTIFICATE
       EXHIBIT E - CLOSING CERTIFICATE
       EXHIBIT F - LEASE
       EXHIBIT G - DEFINITION OF HAZARDOUS MATERIALS

                                    AGREEMENT

            THIS AGREEMENT, dated as of the Effective Date, is made between Seller and Buyer (and to the extent provided herein, Arrow (defined below)), who for valuable consideration received, agree as follows:

            1. PURCHASE AND SALE OF PROPERTY. Seller agrees to sell and Buyer agrees to purchase on the terms hereafter stated all of Seller's right, title and interest in the following described property (collectively, "Property"):

                 A. Real Property. All the Real Property, together with the parking areas, improvements, fixtures (except Seller's trade fixtures), appurtenant easements, access rights, air, water and riparian rights, development rights, solar rights and all other tenements, privileges and appurtenances thereto (the improvements and fixtures shall be transferred in their current condition, reasonable wear and tear excepted);

                 B. Personal Property. All tangible personal property located in, on, arising out of and used in connection with the ownership or operation of the Real Property, including any uninterruptable power supply that the Property may have, all installed and uninstalled equipment, machinery, furnishings, landscaping, maintenance equipment and all building materials (including any granite tiles but not the tile containing the "eagle" logo of Seller, which logo shall be removed after the expiration of the Lease (defined below)) ("Personal Property") (the term "Personal Property" shall not include office furniture, desk partitions, warehouse shelving or fork lifts of Seller); and

                 C. Intangible Property. Any and all intangible personal
            property arising out of or in connection with the ownership or operation of the Property, but not including the trademarks or tradenames of Seller or the right to use the Anthem name, the goodwill of Seller in connection therewith, all licenses, permits, certificates of occupancy and franchises issued by Federal, state or local municipal authorities relating to the use, maintenance, occupancy or operation of the Property, all plans, specifications and drawings relating to the construction of the improvements, all warranties, guaranties or sureties with respect thereto, any pending or future award made in condemnation or to be made in lieu thereof, any unpaid award for damage to the Property and any proceeds of insurance or claim or cause of action for damage, loss or injury of or to the Property (collectively, the "Intangible Property").

            2. PURCHASE PRICE. Subject to the closing adjustments and prorations hereafter described, Buyer shall pay to Seller the Purchase Price for the Property, in the following manner:

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
                 A. Earnest Money Deposit. At any time prior to the expiration of the Due Diligence Period, as such period may be extended as provided herein, and upon Buyer's approval or waiver of all of the conditions precedent set forth in Paragraph 4A of this Agreement, cash in an amount equal to the Deposit shall be deposited by Buyer with the Escrow Holder. Escrow Holder shall place such funds in an interest-bearing account. (The Deposit and all interest earned thereon shall hereinafter collectively be referred to as the "Earnest Money Deposit.") The Earnest Money Deposit shall be fully refundable to Buyer in the event of a default by Seller. Upon the Close of Escrow (as hereinafter defined), the Earnest Money Deposit shall be applied against the Purchase Price. Buyer shall bear the risk of loss of any money deposited in escrow until Close of Escrow.

                 B. Cash at Closing. On or before the Close of Escrow, Buyer shall deposit with Escrow Holder by federal wire transfer or cashier's check cash in an amount equal to the difference between the Purchase Price and the Earnest Money Deposit, plus or minus the closing adjustments and prorations.

            3. SELLER'S DUE DILIGENCE DELIVERIES. Seller shall endeavor to deliver to Buyer within five (5) days from the date of this Agreement and in any event as soon as practical the following documents ("Due Diligence Materials"), ownership of which shall be deemed transferred from Seller to Buyer upon the Close of Escrow:

                 A. Personal Property. A list of the Personal Property as of the opening of the escrow. In the event Seller acquires Personal Property the cost of which exceeds One Thousand ($1,000.00) per item after the opening of escrow, Seller shall notify Buyer in writing of such acquisition within five (5) days thereafter (but in any event before the Closing Date).

                 B. Service Contracts. A list and legible copies of all existing service, equipment, maintenance and construction contracts (collectively, "Service Contracts") and all proposed Service Contracts being negotiated.

                 C. Records, Plans and Surveys. A list and legible copies of all records relating to sample results from any well on the Property, toxic or hazardous waste investigations, any notices from government or public agencies with respect to the Property, any building plans and specifications (including "shop" drawings) and surveys respecting the Property and any environmental assessments or reports in Seller's possession.

                 D. Licenses, Permits and Warranties. A list and legible copies of all licenses and permits for the use and operation of the Property and all warranties and guaranties with respect to the Property, any component thereof, any interest therein or any Service Contract.

                 E. Insurance Policies. A list briefly summarizing all hazard, rent loss, liability, worker's compensation and other insurance policies currently in effect with respect to the Property, and copies of all claims and settlements of Ten Thousand Dollars ($10,000.00) or more which are pending or which are related to conditions at the Property which still exist and have not been corrected.

                 F. Real Estate Tax Bills. Legible copies of the bills issued for the three (3) most recent tax years for all real estate taxes and personal property taxes and copies of all notices or documents for any assessments or bonds relating to the Property received within the last twelve (12) months.

                 G. Litigation. A list of all presently pending disputes,
            claims, actions, suits, legal proceedings, arbitrations or any other legal or administrative proceedings relating to the Property, which list shall describe in reasonable detail the current status of all such matters. A dispute or claim which is not yet the subject of formal legal proceedings shall be deemed to be "presently pending" hereunder five (5) days after Seller's receipt of any written notice thereof without receipt of a written notice of resolution from the other party to the dispute or making the claim acknowledging that such dispute has been settled or such claim satisfied. Seller shall notify Buyer within five (5) days after any additional dispute, claim or matter arises or is made or instituted.

                 H. Other Material Documents. Any other documents relating to the Property that a buyer of the Property might deem material to the purchase of the Property.

            4. CONDITIONS PRECEDENT

                 A. Buyer's Conditions. Buyer's obligation to purchase the
            Property shall be subject to and contingent upon the satisfaction or written waiver of the following conditions precedent (as determined solely by Buyer in its reasonable discretion):

                      (i) Buyer's inspection and approval during the Due
                 Diligence Period of all Due Diligence Materials, all records and files of Seller relating to the Property and all physical, environmental, geotechnical, legal and any other matters relating to the Property (including zoning, land use and similar public agency or governmental conditions or approvals with respect to the ownership, operation and use of the Property) as Buyer may, in Buyer's sole discretion, elect to investigate; and, during the Due Diligence Period, Buyer shall be permitted to make complete physical, environmental, legal and such other reasonable and necessary tests and inspections of the Property and to make and remove copies of any and all records and files regarding the Property; provided, such tests and inspections are to be conducted in such a way as to minimize interference with Seller's business conducted at the Property and may only be conducted with Seller's prior authorization, not to be unreasonably withheld or delayed. Subject to the foregoing, Buyer or representatives of Buyer shall have reasonable access to the Property during normal business hours.

                      (ii) Buyer shall have the opportunity to review and
                 approve during the Due Diligence Period a current preliminary title report for the Property ("Title Report") together with a copy of each of the documents noted as exceptions in the Title Report and a current ALTA survey of the Property; provided, within the Due Diligence Period, Buyer shall notify Seller of any defects Buyer may, in its discretion, deem material (the "Defects"). Seller shall have ten (10) days after Buyer informs Seller of the Defects to notify Buyer in writing that Seller will or will not correct any of the Defects. Seller may decide to correct or not correct such Defects in its discretion. If Seller decides not to correct any or all of the Defects, then, within ten (10) days of receipt of such written notice from Seller (and, if necessary, the Close of Escrow shall be extended by the number of days necessary to give Buyer this full ten-day period), Buyer shall have the option of terminating this Agreement. In the event of such termination, neither party shall have any further rights or obligations under this Agreement. Notwithstanding the foregoing, Buyer hereby objects to any title exceptions for delinquent tax liens, liens evidencing any loan secured by the Property or any mechanics' liens affecting the Property; and Seller agrees to cause all such liens to be eliminated from title to the Property, or sufficient bond shall be posted by Seller to cause the Title Company to insure title to the Property without any such lien as an exception to title, prior to the Close of Escrow. The title exceptions approved by Buyer, and any other exceptions which Buyer expressly approves in writing, shall be referred to hereinafter as the "Permitted Exceptions".

                      (iii) The willingness of Title Company to issue, upon the
                 sole condition of the payment of its regularly scheduled premium, an ALTA Owner's Form B1970 policy of title insurance, with such endorsements as Buyer may reasonably require and with such reinsurance or coinsurance as Buyer may require (collectively, the "Title Policy"), insuring Buyer in the amount of the Purchase Price that fee simple title to the Real Property is vested in Buyer as of the Close of Escrow, subject only to the standard printed conditions and exceptions and the Permitted Exceptions.

                      (iv) Seller's performance of each and every covenant
                 required to be performed by Seller hereunder, and the truth and correctness of each of Seller's representations and warranties as set forth in Paragraph 6.B.

                      (v) Buyer shall have approved any material (in Buyer's
                 reasonable judgment) change to Seller's representations and warranties reflected in the Closing Certificate (as defined in Paragraph 5.A(vi)). Buyer shall have two (2) business days following receipt of said certificate to approve or disapprove any such changes (and if necessary, the Close of Escrow shall be extended by the number of days necessary to give Buyer this full two (2) business day period).

                      (vi) There shall have been no material adverse changes in
                 the physical condition of the Property or the financial condition of the Seller.

                 B. Seller's Conditions. Seller's obligation to sell the
            Property shall be subject to and contingent upon Buyer's performance of each and every covenant required to be performed by Buyer hereunder and the truth and correctness of each of Buyer's representations and warranties, as set forth in Paragraph 6.C.

                 C. Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth above in Paragraphs 4.A and 4.B are not fulfilled, waived or deemed waived (for any reason other than a default by either Buyer or Seller hereunder), this Agreement shall terminate, all rights and obligations hereunder of each party shall be at an end and the Earnest Money Deposit shall be returned to Buyer. Buyer or Seller may elect, at any time or times on or before the date specified for the satisfaction of the condition, to waive in writing the benefit of any of their respective conditions set forth in Paragraph 4.A or Paragraph 4.B above, as applicable. Buyer's failure to notify Seller in writing of the satisfaction of the condition set forth in Paragraph 4.A on or before the date specified for satisfaction shall be deemed to constitute a failure of such condition. In any event, Buyer's and Seller's consent to the Close of Escrow shall waive any remaining unfulfilled conditions (but such waiver shall not be deemed to waive any breach of any representation, warranty or covenant made by either party to this Agreement.)

            5. CLOSE OF ESCROW. Concurrently herewith, Seller and Buyer shall open an escrow (the "Escrow") with Escrow Holder for the purchase and sale contemplated by this Agreement. Buyer and Seller agree that such escrow shall be closed and the purchase and sale shall be consummated (the "Close of Escrow") on or before the Scheduled Closing Date in the following manner:

                 A. Seller's Deliveries into Escrow. Prior to the Close of
            Escrow, Seller shall deliver or cause to be delivered to the Escrow the following (all documents shall be duly executed by Seller and shall be acknowledged where required):

                      (i) A grant deed to the Real Property in the form of, and
                 upon the terms and conditions contained in, Exhibit A attached hereto (the "Deed");

                      (ii) A bill of sale ("Bill of Sale") with respect to the
                 Personal Property in the form of, and upon the terms and conditions contained in, Exhibit B attached hereto;

                      (iii) A duplicate original of an assignment of Seller's
                 interest in the Intangible Property ("Assignment of Intangible Property") selected by and acceptable to Buyer in the form of, and upon the terms and conditions contained in, Exhibit C attached hereto;

                      (iv) A certificate ("Non-Foreign Certificate") from Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code in the form of, and upon the terms and conditions contained in, Exhibit D attached hereto and a California Form 590;

                      (v) A duplicate original of the Standard
                 Industrial/Commercial Single-Tenant Lease-Net ("Lease") in the form of, and upon the terms and conditions contained in, Exhibit F attached hereto, including the term of the Lease which will end on the date fifteen (15) months from the last day of the month in which the Close of Escrow takes place;

                      (vi) A certificate in the form attached hereto as Exhibit
                 E ("Closing Certificate") which shall recite each representation and warranty of Seller and Arrow Electronics, Inc. ("Arrow") set forth in Paragraph 6.B, and which certifies that each such representation and warranty is true as of the Close of Escrow, or sets forth any reason any such representation or warranty is not true; and

                      (vii) Seller's written escrow instructions to close Escrow in accordance with the terms of this Agreement.

                 B. Buyer's Deliveries into Escrow. Prior to the Close of
            Escrow, Buyer shall deliver to the Escrow the following:

                      (i) The Purchase Price plus or minus closing adjustments
                 and prorations;

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
                      (ii) Duplicate originals, duly executed by Buyer, of the
                 Assignment of Intangible Property and Lease; and

                      (iii) Buyer's written instructions to close Escrow in
                 accordance with the terms of this Agreement.

                 C. Seller's Deliveries Outside of Escrow. Upon the Close of
            Escrow, Seller shall deliver or shall have previously delivered to Buyer the following items:

                      (i) Copies of the Service Contracts which affect the
                 Property, together with an affidavit of Seller that such copies constitute true, correct and complete copies of such contracts;

                      (ii) Originals of all governmental licenses, permits and
                 approvals relating to the occupancy or use of the Real Property in the possession of Seller; and

                      (iii) The originals of all other Due Diligence Materials.

                 D. Escrow Holder's Duties. On the Close of Escrow, Escrow
            Holder shall effect the same by:

                      (i) Recording all documents as may be necessary to clear
                 title in accordance with the requirements of this Agreement;

                      (ii) Recording the Deed and instructing the county
                 recorder not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording;

                      (iii) Paying all closing costs and making all prorations
                 in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Buyer and Seller and delivered to Escrow Holder prior to the Close of Escrow;

                      (iv) Delivering to Buyer the Title Policy, Escrow Holder's
                 certified closing statement and an original of each of the Bill of Sale, Assignment of Intangible Property, Lease, Non-Foreign Certificate and Closing Certificate; and

                      (v) Delivering to Seller the Purchase Price, plus or minus closing adjustments and prorations, Escrow Holder's certified closing statement and an original of each of the Assignment of Intangible Property and Lease.

            6. COVENANTS, REPRESENTATIONS AND WARRANTIES

                 A. Seller's Covenants. Seller hereby covenants and agrees that during the period from the date of this Agreement through the Close of Escrow (the "Contract Period"):

                      (i) Seller shall not make any alterations to the Property
                 (except such non-structural alterations allowed by the terms of the Lease or as required by law or governmental order, or in the event of an emergency) and Seller shall notify Buyer promptly upon becoming aware of any damage, destruction, repair or replacement of any part of the Property;

                      (ii) Seller shall not cause or allow to be recorded any
                 encumbrance, lien, deed of trust, easement or the like against the title to the Property, without the express prior written consent of Buyer;

                      (iii) Seller will maintain Seller's insurance and operate
                 and maintain the Property in a manner consistent with Seller's past practices;

                      (iv) Seller shall not modify or terminate any of the
                 licenses, permits or other governmental approvals or any warranties pertaining to the Property;

                      (v) Seller shall not, without notice and Buyer's prior
                 written consent, enter into any lease or other occupancy agreement pertaining to the Property or accept rent from any person or entity;

                      (vi) Seller shall not alter or remove any Personal
                 Property unless the same is replaced with Personal Property of the same or similar quality and quantity; and

                      (vii) Seller shall withdraw the Property from the market
                 and refrain from offering the Property for sale to any other party and terminate all negotiations for any such sale with any party other than Buyer.

                 B. Seller's Representations and Warranties. Seller and Arrow,
            the parent of Seller, hereby represent and warrant to Buyer as follows:

                      (i) Seller and Arrow have full power and authority to
                 enter into this Agreement and any other documents contemplated by this Agreement and to assume and perform all of Seller's and Arrow's respective obligations hereunder; the persons executing this Agreement and any other documents contemplated by this Agreement on behalf of Seller and Arrow have been authorized and empowered to bind Seller and Arrow thereto; and this Agreement is, and each instrument and document to be executed by Seller and Arrow hereunder shall be, a valid, legally binding obligation of Seller and Arrow, respectively, enforceable against Seller and Arrow in accordance with its terms;

                      (ii) Neither the execution and delivery of this Agreement
                 and the instruments and documents referenced herein nor the consummation of the transaction contemplated herein conflict with or result in the material breach of any terms, conditions or provisions of any contract or other agreement or instrument to which Seller or Arrow is a party or which affects the Property; and no consent of any lender, partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required which has not already been obtained; and all loans, extensions of credit or other accommodations secured by the Property or any interest therein shall be paid upon the Close of Escrow from Seller's proceeds and the Property shall be released from any liens securing the same;

                      (iii) There are no leases, subleases or other occupancy
                 agreements relating to the Property except the Lease. There are no unpaid leasing commissions, fees or lease assumptions presently due, or which will become due and payable, under any lease relating to the Property;

                      (iv) To the best of Seller's and Arrow's knowledge, after
                 due inquiry:

                           (a) There are no eminent domain proceedings for the
                      condemnation of the Real Property pending or contemplated;

                           (b) There is no pending or threatened litigation,
                      proceedings or governmental action which would affect the Real Property;

                           (c) Seller has not received notice that (i) the
                      improvements located on the Real Property are in violation of any applicable building codes, (ii) there exists any condition pertaining to the Property which, with the passage of time or the giving of notice, would constitute such a violation or (iii) Seller's use of the Real Property is in violation of any applicable zoning, land use or other law, order, ordinance or regulation affecting the Real Property;

                           (d) There are no defaults or breaches under the terms
                      and provisions of the Service Contracts; and there are no employment contracts, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans relating to the Property which will be binding upon or be obligations of Buyer after the Close of Escrow;

                           (e) There has been no presence, generation, disposal,
                      use, transportation or storage on, under or about the Property of any Hazardous Materials (as defined in

                      Exhibit G attached to this Agreement and incorporated herein), except Seller has verbally disclosed to Buyer that Seller uses inks and solvents incidental to the programming and reprogramming of semi-conductors at the Property, which inks and solvents may be Hazardous Materials. Such inks and solvents have been used, stored, disposed of and transported in accordance with the laws relating to Hazardous Materials set forth on Exhibit G. There is no and has not been any proceeding or inquiry by a governmental or quasi-governmental authority with respect thereto or any violations of any applicable federal, state or local law with respect to Hazardous Materials;

                      (f) The Due Diligence Materials are true, correct and complete;

                      (g) The Property does not have any material physical, mechanical or electrical defects, including, without limitation, defects or deficiencies in the heating, air conditioning, plumbing and other mechanical or electrical apparatus located on or used within the Property or in the roof, exterior walls or structural components of the improvements located thereon; and

                      (h) Seller is the legal title holder of the Property and has good, marketable and insurable title thereto free and clear of all liens and encumbrances except the Permitted Exceptions and as disclosed in the Title Report and the ALTA survey of the Property; and none of the easements, covenants or restrictions contained in any instruments of record affecting the Property have been violated.

                 C. Buyer's Representations and Warranties. Buyer hereby
            represents and warrants to Seller that Buyer has full power and authority to enter into this Agreement and any other documents contemplated by this Agreement and to assume and perform all of Buyer's obligations hereunder; the persons executing this Agreement and any other documents contemplated by this Agreement on behalf of Buyer have been authorized and empowered to bind Buyer thereto; and this Agreement is, and each instrument and document to be executed by Buyer hereunder shall be, a valid, legally binding obligation of Buyer enforceable against Buyer in accordance with its terms. Pursuant to Paragraph 4.A(i) of this Agreement, Buyer shall perform its own inspections of the Property.

            7. CLOSING ADJUSTMENTS AND PRORATIONS. The adjustments and prorations set forth below shall be made at the Close of Escrow. For the purposes of this Paragraph 7, the term "Proration Date" shall be defined as 11:59 p.m. on the day preceding the Close of Escrow.

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
                 A. Closing Costs. Seller and Buyer shall pay the Closing Costs identified above. All other closing costs incurred in connection with this transaction shall be apportioned in accordance with local custom.

                 B. Real Estate Taxes. All real and personal property taxes, installments of bonds and special taxes and assessments attributable to the Property shall be prorated as of the Proration Date based on a 365-day year and the assessed value of the Property in effect at the Close of Escrow. Seller shall pay all such real estate taxes, assessments, installments and special taxes attributable to periods through and including the Proration Date. If at any time after the Proration Date additional or supplemental real estate taxes, are assessed against the Property by reason of any event occurring prior to the Proration Date, or there is any rebate of such taxes, Buyer and Seller shall promptly re-prorate such taxes, and any amounts due from one party to the other shall be paid in cash at that time.

                 C. Utilities. Seller shall pay, through and including the
            Proration Date, and after the Close of Escrow as lessee under the Lease, all utility charges attributable to the Property.

                 D. Calculations for Closing. Seller and Buyer shall provide
            Escrow Holder with a preliminary calculation of prorations no later than three (3) days prior to the Proration Date and a final calculation no later than one (1) day prior to the Proration Date. The final calculation shall be executed by each party and may be relied upon by Escrow Holder in completing the closing adjustments and prorations. In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the Proration Date, any prorations relating thereto shall be further adjusted and completed outside of Escrow within sixty (60) days after the Proration Date or as and when complete information becomes available to Buyer and Seller. Any adjustments to initial estimated prorations which are required upon review of such complete information shall be made by Buyer and Seller, with due diligence and cooperation, by prompt cash payment to the party entitled to a credit as a result of such adjustments. Any errors or adjustments in calculations of the foregoing adjustments shall be corrected or adjusted as soon as practicable after the Close of Escrow; provided, however, the provisions hereof shall survive the Close of Escrow for not more than eighteen (18) months after the Close of Escrow.

                 E. California Withholding Requirement. As a further condition precedent to the Close of Escrow, Seller and, if appropriate, Arrow shall deliver to Title Company: (i) in the event Seller's permanent place of business is located in California or Seller is a resident of California, a completed and executed California Form 590 "Certificate of California Residence (Individuals) or Permanent Place of Business (Corporation)" certifying, among other things, that Seller's permanent place of business is located in California or Seller is a resident of California or (ii) in the event Seller's permanent place of business is not located in California or Seller is not a resident of California, a completed and executed California Form 597, certifying, among other things, that Seller's permanent place of business is not located in California or Seller is not a resident of California. In the event subparagraph (ii) is applicable to Seller, Seller acknowledges and agrees that Title Company shall (a) be entitled to withhold from Seller an amount equal to three and one-third percent (3-1/3%) of the Purchase Price, and (b) pay such withheld amounts to the Franchise Tax Board of California within twenty (20) days following the Close of Escrow.

            8. CASUALTY AND CONDEMNATION

                 A. Material Casualty or Condemnation. If prior to Close of
            Escrow (i) the Property shall sustain damage caused by fire or other casualty which (a) would cost in excess of an amount equal to the Deposit to repair or replace, or (b) would take more than sixty (60) days from the date of damage or destruction to repair or replace, or
            (ii) if a taking or condemnation of any portion of the Property has occurred or is threatened which would materially adversely affect the Property or would materially and negatively affect the aesthetic quality of, or any access to, the Property, Buyer may, at its option, terminate this Agreement within five (5) days after receipt of written notice of such event (and, if necessary, the Close of Escrow shall be extended by the number of days necessary to give Buyer this full five-day (5-day) period). If Buyer does not provide said termination notice within such period, the Close of Escrow shall take place as provided herein with a credit against the Purchase Price in an amount equal to the difference between any insurance proceeds or condemnation awards actually received by Buyer on account of such occurrence and the cost of repair or replacement, in the event of a casualty, or the diminution in value of the Property by reason of a taking.

                 B. Immaterial Casualty or Condemnation. If prior to Close of
            Escrow the Property shall sustain damage caused by fire or other casualty which is not described in Paragraph 8.A, or a taking or condemnation has occurred, or is threatened, which is not described in Paragraph 8.A, the Close of Escrow shall take place as provided in this Agreement with a credit against the Purchase Price equal to the difference between any insurance proceeds or condemnation awards actually received by Buyer on account of such occurrence and the cost of repair and replacement (if not already performed and paid by Seller), in the event of a casualty, or the diminution in value of the Property by reason of a taking. At Close of Escrow, Seller shall assign to Buyer all rights or interest in and to any insurance proceeds or condemnation awards which may be due to Seller on account of any such occurrence; provided Seller may recoup from such proceeds any reasonable and

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
            documented sums expended by Seller in repairing damage or replacing damaged property.

            9. INDEMNIFICATION. Each party hereto, including Arrow, shall indemnify and hold harmless the other party (with counsel acceptable to such party) from and against any loss, cost, expense, claim, demand, liabilities or damages, including reasonable attorneys' fees, attributable to any breach or default by such party of any of its representations, warranties or covenants contained in this Agreement. Buyer agrees to indemnify Seller and hold Seller harmless from all costs, expenses, losses and claims arising directly from Buyer's activities at the Real Property during the Due Diligence Period.

            10. DEFAULT BY BUYER.

                 A. BEFORE DELIVERY OF EARNEST MONEY DEPOSIT. Except as set
            forth in the last sentence of Paragraph 9, in the event of a default by Buyer under this Agreement prior to delivery of the Earnest Money Deposit to Escrow Holder, neither party shall have any further rights or obligations hereunder except to a return of those documents or other items previously delivered to the other party.

                 B. AFTER DELIVERY OF EARNEST MONEY DEPOSIT. ONLY AFTER THE
            EARNEST MONEY DEPOSIT IS DELIVERED BY BUYER TO ESCROW HOLDER, IN THE EVENT OF THE FAILURE TO CLOSE ESCROW DUE TO DEFAULT BY BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND NEITHER PARTY SHALL HAVE FURTHER OBLIGATIONS TO THE OTHER HEREUNDER EXCEPT SELLER'S RIGHT TO OBTAIN IMMEDIATE DISBURSEMENT OF AND TO RETAIN THE EARNEST MONEY DEPOSIT. SUCH RETENTION OF THE EARNEST MONEY DEPOSIT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES AT LAW OR EQUITY BEING HEREIN EXPRESSLY WAIVED BY SELLER. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD RESULT TO SELLER AS A RESULT OF SUCH FAILURE WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT, AFTER THE EARNEST MONEY DEPOSIT IS DELIVERED BY BUYER TO ESCROW HOLDER, UPON A DEFAULT BY BUYER UNDER THE TERMS OF THIS AGREEMENT, SELLER SHALL ONLY BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT.

                        BUYER (/s/ EK)      AND SELLER  (/s/ RK) AGREE.

            11. DEFAULT BY SELLER. In the event of a default by Seller and/or Arrow under this Agreement, Buyer shall have the right to pursue any remedy available to Buyer at law or equity, including, without limitation, specific performance of this Agreement and consequential damages.

            12. MISCELLANEOUS

                 A. Leasing Commissions. Seller shall indemnify and hold Buyer harmless from any leasing commissions payable in connection with any leases affecting the Property. With respect to the Lease, each party hereby agrees to indemnify and defend the other (by counsel acceptable to the party seeking indemnification) against and hold the other harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees resulting from any claims for Real Estate Compensation (defined below) by any person or entity based upon such acts.

                 B. Brokerage Commissions. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate commission, finder's fee or other real estate brokerage type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other (by counsel acceptable to the party seeking indemnification) against and hold the other harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, resulting from any claims for Real Estate Compensation by any person or entity based upon such acts.

                 C. No Liability. Seller agrees that, except for the Lease,
            Buyer shall have no liability as a successor in interest for any contracts or agreements entered into by Seller in connection with its ownership or operation of the Property or the use, occupancy or construction of the improvements located thereon, including, but not limited to, the Service Contracts; and Seller shall fully perform all of its commitments and obligations under any such contracts and agreements and shall indemnify and defend Buyer against (by counsel acceptable to Buyer) and hold Buyer harmless from any and all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable counsel fees, brokerage commissions and lease assumptions under any leases affecting the Property.

                 D. Time of the Essence. Time is of the essence of every
            provision of this Agreement.

                 E. Notices. Whenever Escrow Holder or any party hereto shall desire to give or serve upon the other any notice, demand, request or other communication, each such notice, demand, request or other communication shall be in writing and shall be given or served upon the other party by personal service or by certified, registered or Express United States Mail, or Federal Express or other nationally recognized

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
            commercial courier, postage prepaid, addressed as set forth above. Any such notice, demand, request or other communication shall be deemed to have been received upon the earlier of personal delivery thereof or three (3) business days after having been mailed as provided above, as the case may be.

                 F. Attorneys' Fees. If Buyer or Seller is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder or to enforce the judgment of any judicial or quasi-judicial body with respect to the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred.

                 G. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Seller, Arrow and Buyer; neither Buyer, Arrow nor Seller shall have the right to assign its respective rights hereunder to any party.

                 H. Captions. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

                 I. Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

                 J. Binding Effect. Regardless of which party prepared or
            communicated this Agreement, this Agreement shall be of binding effect between Buyer and Seller only upon its execution by an authorized representative of each such party.

                 K. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

                 L. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

                 M. Further Assurances. Buyer and Seller shall make, execute, and deliver such documents and undertake such other and further acts as may be reasonably necessary to carry out the intent of the parties hereto.

                 N. No Merger. The delivery of the Deed and any other documents and instruments by Seller and the acceptance and recordation thereof by Buyer shall not effect a merger, and the covenants, representations and warranties by Seller, Arrow and Buyer shall survive the Close of Escrow for a period of twenty-four (24) months.

                 O. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State wherein the Real Property is located.

                 P. Confidentiality. No party to this Agreement shall disclose to any third party (except their respective attorneys, accountants and/or other financial advisors) any information, data, idea, report or document which relates to the Property or the acquisition and/or sale of the Property and each party agrees to keep all such matters confidential until the consummation of the transactions contemplated by this Agreement.

                 Q. Entire Agreement. This Agreement embodies the entire
            agreement between Buyer, Seller and Arrow in connection with this transaction. This Agreement cannot be modified except in writing signed by all parties.

            IN WITNESS WHEREOF, Buyer, Seller and Arrow have executed and delivered this Agreement as of the Effective Date.

                                  S E L L E R:

                                  ANTHEM ELECTRONICS, INC., A DELAWARE
                                  CORPORATION

                                  By: /s/ Robert Klatell
                                      _______________________________
                                      Its: Exec. V.P.

                                  By: /s/ Gregory Tarpinian
                                      _______________________________
                                      Its: Attorney

                                  B U Y E R:

                                  ASPECT TELECOMMUNICATIONS CORPORATION, A
                                  CALIFORNIA CORPORATION

                                  By: /s/ James R. Carreker
                                      _______________________________
                                      Its: Chairman and CEO

                                  By: /s/ Eric J. Keller
                                      _______________________________
                                      Its: Vice President

            Arrow hereby executes this Agreement of Purchase and Sale for the purpose of (i) making those representations and warranties set forth herein to which Arrow has made to Buyer and (ii) agreeing to and acknowledging those other provisions herein in which Arrow is referenced or otherwise been made a part thereof.

                                  ARROW ELECTRONICS, INC., A DELAWARE
                                  CORPORATION

                                  By: /s/ Robert Klatell
                                      _______________________________
                                      Its: Exec. V.P.

                                  By: /s/ Gregory Tarpinian
                                      _______________________________
                                      Its: Attorney